SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 13, 2012

CROWN DYNAMICS CORP.
(Exact name of registrant as specified in its charter)

Delaware	000-54730	98-0665018
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)

c/o Jeffrey Rassas
8399 E. Indian School Rd., Suite 202
Scottsdale, AZ 85251
Tel. 480-463-4246
 (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

c/o Delaware Intercorp, Inc.
113 Barksdale Professional Center
Newark, DE 19711
Tel. 302-266-9367
(Name, address, including zip code, and telephone number,
Including area code, of agent for service)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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CROWN DYNAMICS CORP.
Form 8-K
Current Report

ITEM 4.01    CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANT

On March 20, 2012, Crown Dynamics Corp., a Delaware Corporation (the "Company or CDYY"), executed a Share Exchange Agreement (the "Agreement") with Airware Holdings, Inc., a Nevada corporation (“Airware”).  Prior to the Agreement, Weinberg & Baer (“W&B”) was Crown’s registered independent public accountant and Semple, Marchal & Cooper (SM&C) was Airware’s registered independent public accountant.  After the closing of the Agreement, Airware was deemed to be the accounting acquirer and selected W&B as the Company’s registered independent accountant.  SM&C was not selected as the registered independent public accountant for the Company, but had been Airware’s registered independent public accountant prior to the closing of the Agreement.

Other than the disclosure of uncertainty regarding the ability for Airware to continue as a going concern which was included in Airware’s accountant’s report on the financial statements for the years ended September 30, 2011 and 2010, SM&C’s reports on the financial statements of Airware for the years ended September 30, 2011 and 2010 did not contain an adverse opinion or a disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles. For the two most recent fiscal years and any subsequent interim period through March 20, 2012, SM&C disclosed the uncertainty regarding the ability of the Airware to continue as a going concern in its accountant’s report on the financial statements.

In connection with the audit of the financial statements of Airware as of September 30, 2011 and 2010 and through March 20, 2012, there were no disagreements on any matter of accounting principles or practices, financial statement disclosures, or auditing scope or procedures, which disagreements if not resolved to their satisfaction would have caused them to make reference in connection with SM&C's opinion to the subject matter of the disagreement.

In connection with the audited financial statements of Airware for the years ended September 30, 2011 and 2010, there have been no reportable events with Airware as set forth in Item 304(a)(1)(v) of Regulation S-K.

Prior to March 20, 2012, Airware did not consult with W&B regarding (1) the application of accounting principles to specified transactions, (2) the type of audit opinion that might be rendered on the Airware’s financial statements, (3) written or oral advice was provided that would be an important factor considered by the Airware in reaching a decision as to an accounting, auditing or financial reporting issues, or (4) any matter that was the subject of a disagreement between Airware and its predecessor auditor as described in Item 304(a)(1)(iv) or a reportable event as described in Item 304(a)(1)(v) of Regulation S-K.

The Company provided a copy of the foregoing disclosures to SM&C prior to the date of the filing of this report and requested that SM&C furnish it with a letter addressed to the Securities & Exchange Commission stating whether or not it agrees with the statements in this Report. A copy of the letter furnished in response to that request is filed as Exhibit 16.1 to this Form 8-K.

ITEM 5.03    AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR

Change in Fiscal Year

The Board of Directors of Crown Dynamics Corp., a Delaware corporation (the “Company”), has approved, effective immediately, a change in the Company’s fiscal year end from December 31st to September 30th.  The Company intends to file a transition report for the three month period from October 1, 2012 to December 31, 2012 on a Form 10-Q on or before February 14, 2012.

Amendment to Articles of Incorporation to Change Corporate Name

On October 26, 2012, the Company filed a certificate of amendment to its Articles of Incorporation with the Delaware Secretary of State to change its name to Airware Labs Corp.   Effective on November 02, 2012, the State of Delaware approved the amendment to the Articles of Incorporation, filed herewith as Exhibit 3.1a.

ITEM 8.01    OTHER EVENTS

Corporate Name Change

On October 25, 2012, the Company filed a corporate action with FINRA to change the name of the Company to Airware Labs Corp.  The foregoing actions were taken by written consent of a majority of the Company's shareholders and in accordance with the laws governing the State of Delaware, the Company's Articles of Incorporation and Bylaws.  The name change is effective with FINRA as of November 09, 2012.

ITEM 9.01    FINANCIAL STATEMENTS AND EXHIBITS

(d)           Exhibits

Exhibit No.	Description
3.1a	Certificate of Amendment to Articles of Incorporation.

16.1	Letter from Semple, Marchal & Cooper dated November 13, 2012, to the Securities and Exchange Commission regarding statements included in this Form 8-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CROWN DYNAMICS CORP.
Date: November 13, 2012	By: /s/ Jeffrey Rassas
Jeffrey Rassas
Chief Executive Officer

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